KPMG
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  Seattle, WA 98104



Independent Auditors' Report


  To the Board of Trustees and
  Shareholders
  Rainier Investment Management
  Mutual Funds:

  In planning and performing our audits
  of the financial statements of the
  Rainier Investment Management
  Mutual Funds (comprised of the
  Small/Mid Cap Equity, Core Equity,
  Growth Equity, Balanced and
  Intermediate Fixed Income Portfolios)
  for the year ended March 31, 2003, we
  considered their internal control,
  including control activities for
  safeguarding securities, in order to
  determine our auditing procedures for
  the purpose of expressing our opinion
  on the financial statements and to
  comply with the requirements of Form
  N-SAR, not to provide assurance on
  internal control.

  The management of Rainier Investment
  Management Mutual Funds is
  responsible for establishing and
  maintaining internal control.  In
  fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

  Because of inherent limitations in
  internal control, error of fraud may
  occur and not be detected.  Also,
  projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal
  control would not necessarily disclose
  all matters in internal control that might be material weaknesses under standards established by the American
  Institute of Certified Public
  Accountants.  A material weakness is
  condition in which the design or
  operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their including controls for safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2003.

  This report is intended solely for the
  information and use of management,
  the Board of Trustees of Rainier
  Investment Management Mutual
  Funds, and the Securities and
  Exchange Commission and is not
  intended to be and should not be used
  by anyone other than these specified
  parties.







  KPMG LLP
  Seattle, Washington
  May 2, 2003